Exhibit 10.9

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

GOODS PURCHASE AGREEMENT

Between

Alliance Automotive Research & Development (Shanghai) Co., Ltd.

And

Guangzhou Weride Technology Co., Ltd.

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Goods Purchase Agreement

This GOODS PURCHASE AGREEMENT (“this Agreement”) is executed by and between the following parties in Shanghai, and becomes effective on July 31, 2023 (“Effective Date”):

Alliance Automotive Research & Development (Shanghai) Co., Ltd., a corporation of the People’s Republic of China having its registered office at ***** (“AIL-SH”)	Guangzhou Weride Technology Co., Ltd., a corporation of the People’s Republic of China having its registered office at ***** (the “Supplier”)

AIL-SH and the Supplier are collectively referred to as the “Parties” and individually referred to as a “Party” hereinafter.

WHEREAS,

A.	AIL-SH wishes to purchase certain Goods as stipulated in this Agreement from the Supplier in accordance with the terms and conditions set forth herein.

B.	The Supplier is willing to provide such Goods in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in accordance with Civil Code of the People’s Republic of China and relevant laws and regulations, through friendly negotiation, the Parties hereto agree as follows:

1.	General

This Agreement consists of the following items:

(a)	Main Body

(b)	Exhibit 1: Purchase Order

(c)	Exhibit 2: General Terms and Conditions

If the contents of documents above are inconsistent, the document which is lined up in front shall prevail.

2.	Obligation of the Supplier

The Supplier shall provide the goods (the “Goods”) described in Exhibit 1 in accordance with this Agreement, which may be reduced, expanded, amended or supplemented during the term of this Agreement at the sole discretion of AIL-SH.

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3.	Term

This Agreement shall become effective on Effective Date first above and continue in full force and effect until the expiration date provided in Exhibit 1, or the date of full performance of all the rights and obligations hereunder, whichever comes later.

IN WITNESS THEREOF, the Parties have affixed the signatures of their duly authorized representatives and corporate seals or contract seals on this Agreement.

Alliance Automotive Research & Development (Shanghai) Co., Ltd. (Seal) Legal /Authorized Representative Signature: /s/ Hiroki Sakamoto Hiroki Sakamoto, President	Guangzhou Weride Technology Co., Ltd. (Seal) Legal /Authorized Representative Signature: /s/ Xu Han Han Xu, CEO

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Exhibit 1: Purchase Order

1.	Purchase of Goods and the Specifications

The Supplier shall provide the Goods in accordance with Exhibit 1-A: Purchase of Goods and the Specifications.

2.	Time and Place of Delivery

The Supplier shall provide the Goods in accordance with Exhibit 1-B: Time and Place of Delivery.

3.	Fee and Payment

(1)	The fee to be paid by AIL-SH is [***] in total. Please refer to Appendix Exhibit 1-A for details.

(2)

Upon acceptance by AIL-SH of the Goods provided by the Supplier, the Supplier shall issue a lawful and effective VAT special invoice to AIL-SH. AIL-SH shall make the payment to the bank account designated by the Supplier on the 25th day of the following month of the receipt of invoice; in case of public holidays, the payment date shall be postponed accordingly. AIL-SH shall be entitled to postpone or suspend the payment until receiving the invoice issued by the Supplier.

4.	Term

This Agreement shall continue to be effective until September 30, 2024.

5.	Others

N.A.

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Exhibit 2: General Terms and Conditions of Purchase of Goods

1.	Representations and Warranties

The Supplier hereby represents and warrants to AIL-SH that:

(1)	it is a company duly registered and validly existing under the laws of the jurisdiction where it is registered, with full legal powers, rights and authorizations to enter into this Agreement;

(2)	It has obtained all the necessary and proper internal approvals and authorization, governmental permissions and approval, or third party consents for its execution and performance of this Agreement;

(3)	its execution and performance of this Agreement does not and shall not violate any applicable laws, its organizational document, or any agreement to which it is a party or is binding by;

(4)	this Agreement constitutes its legal, valid and binding obligations, and is enforceable against it in accordance with the terms and conditions hereunder; and

(5)

the Supplier undertakes that it is the sole legal owner of the Goods provided by it and have the full disposition right to such Goods; and the Goods is free of any mortgage, pledge or any other encumbrance, and is free of any dispute, arbitration, litigation or administrative procedure.

The Supplier shall provide necessary licenses, permissions and/or approvals requested by government for specific business area to AIL-SH, if requested by AIL-SH.

2.	Delivery Time And Place

2.1.

The Supplier acknowledges that time is of the essence in the performance of this Agreement, and the Supplier shall deliver the Goods in strict adherence to the delivery time set forth in this Agreement.

2.2.	The Supplier must advise AIL-SH of any possible delay in writing, regardless whether AIL-SH may already have known the aforesaid situation or reason from other channels.

2.3.

If the Supplier fails to deliver the Goods on the delivery time (force majeure delays excluded), the Supplier shall be liable for any damages caused to AIL-SH as a result of such delay; and in that event, AIL-SH may, at its sole discretion, either accept a modified delivery time, or cancel the purchase order for default. The Supplier agrees to pay AIL-SH liquidated damages in the amount of [***] of the delayed Goods’ value per day in the event of late delivery of Goods until the Goods are delivered or provided in its entirety. In case the purchase order is rescinded by AIL-SH who then purchases substitute products from a third party, the Supplier shall bear the reasonable additional costs including the price difference (if any).

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2.4.

Acceptance of late deliveries not in strict conformance with the delivery time shall in no event constitute a waiver of any rights available to AIL-SH under this Agreement and applicable laws and regulations of the People’s Republic of China (including but not limited to the rights of claiming for liquidated damages) thereof by AIL-SH.

2.5.

All Goods shall be delivered at the place specified in the purchase order. If the Goods are not delivered to the provided place, the Supplier shall be responsible for the additional costs of delivering the Goods to the right place in addition to other obligations and liabilities under this Agreement.

3.	Quality

3.1.

All Goods supplied shall conform to the standards and specifications described in the purchase order. The Goods supplied shall also meet the national and/or industrial standards of the People’s Republic of China (if any).

3.2.

AIL-SH may request deviations from the standards and specifications of the Goods described in the purchase order from time to time; and if such deviations are confirmed by the Supplier, the deviations shall be binding on both Parties.

3.3.

If the Goods fail to reach the above standards and/or the confirmed deviations, AIL-SH has the right to reject all or part of such substandard Goods; meanwhile, AIL-SH shall reserve the rights to claim against the Supplier for additional costs and damages caused by such Goods not meeting contractual standard and specification.

4.	Specific Terms and Conditions for Purchase of Goods

4.1.	Package and transportation

(1)	Unless otherwise mutually agreed by the Parties, transportation and relevant insurance costs shall be borne by the Supplier.

(2)

The Supplier shall be responsible for properly packing and packaging the Goods in suitable containers for protection in accordance with applicable laws and good commercial practice. No additional charges for packing and packaging shall be allowed unless specifically agreed in writing. Upon AIL-SH’s request, the Supplier shall label each package with the corresponding purchase order number. Upon AIL-SH’s request, the Supplier shall prepare an itemized packing list bearing the purchase order number, description of items, part number, and quantity shipped for each package. One copy of the packing list shall be placed in the shipping container and one copy shall accompany Supplier’s invoice. Each shipment shall contain the dispatch notes, packing slips, quality certificate and other documents required by the order. The dispatch notes and the packing slips shall indicate the complete order reference and the Supplier shall immediately advise AIL-SH of shipment indicating the same data.

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4.2.

Unless otherwise specified in this Agreement, the title and risk in the Goods shall remain in the Supplier until they are delivered at the place specified in the purchase order and the Parties execute the written acceptance report in accordance with Article 5 in below, at which time title and risk of the Goods shall be transferred to AIL-SH.

4.3.

In the case of import and export of the Goods, the Supplier shall be responsible for the procedures like customs clearance for import and export, and the payment of tariff for export, import and other relevant fee.

5.	Inspection and Acceptance

5.1.

Upon delivery of the Goods, the Parties shall conduct a joint inspection in order to make sure they are up to the agreed standards and specifications of Goods. If a trial run is required for inspection of the Goods provided by the Supplier, the inspection and acceptance shall not be conducted until the successful completion of the aforesaid trial run. The Parties shall execute a written inspection and acceptance report upon completion of joint inspection. The execution of the inspection and acceptance report only indicates AIL-SH’s acceptance of the Goods, which shall neither exempt the Supplier from the quality assurance and warranty obligation nor preclude AIL-SH’s rights under this Agreement and applicable laws and regulations of the People’s Republic of China.

5.2.	No partial delivery from the Supplier is permitted unless AIL-SH agrees in writing that such partial delivery is reasonable.

6.	Payment

6.1.

Unless otherwise stated in the purchase order, the price confirmed in the purchase order shall be in a fixed price, and has included the statutory payable VAT and all extra costs including transportation, installation, travel expenses and additional charges.

6.2.

If the amount payable by AIL-SH to the Supplier is subject to any tax withholdings, AIL-SH shall withhold such taxes for the Supplier according to applicable laws and regulations and make the payment to competent tax authorities; under such circumstances, the Supplier shall only receive the net amount after tax. In such case, the Supplier shall provide invoice indicating the total amount of agreement, which means the amount indicated on the invoice shall be the tax-inclusive price.

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6.3.

No payment by AIL-SH shall imply AIL-SH’s acceptance of any Goods as meeting the contractual requirements, or shall preclude AIL-SH’s right to require the return or replacement of Goods or the maintenance from the Supplier.

6.4.	If the Supplier breaches any provisions of this Agreement, AIL-SH shall be entitled to withhold the relevant Fees to offset AIL-SH’s claims or charges to the Supplier.

7.	Changes

The Supplier shall not alter or vary the Goods, except as directed in writing by AIL-SH. In addition to other changes AIL-SH may require according to this Agreement, AIL-SH shall also have the right at any time during the term of this Agreement, by notice in writing, to direct the Supplier to make changes in the following: (1) specifications, drawings, data incorporated in this Agreement or relevant order; (2) methods of shipment or packing for the Goods; (3) place of delivery; and (4) time of delivery. Such change shall become effective upon the receipt by the Supplier and is binding on the Parties. If any such change causes an increase or decrease in the cost of or the time required for performance of this Agreement, an equitable adjustment shall be made in the purchase price or time of delivery, or both. If the Parties cannot agree to such price or time adjustment within ten (10) business days (or such other time as may be then agreeable to both Parties), of the Supplier’s receipt of AIL-SH’s request for a change, AIL-SH may terminate this Agreement upon five (5) business days prior notice to the Supplier.

8.	Subcontracting

8.1.

The Supplier may not delegate any third party (“Subcontractor”) to perform any obligations hereunder without prior written content of AIL-SH. Any obligations performed by the Subcontractor shall be deemed as the obligations provided by the Supplier to AIL-SH, and the Supplier shall take sole responsibility to AIL-SH for such obligations.

8.2.

The Supplier shall enter into a written contract with or issue a letter of delegation to the Subcontractor and shall retain the original contract or letter of delegation, details of expense, instruments and other supporting documents related to the subcontracting and make them available for inspection by AIL-SH. The Supplier agrees that AIL-SH or AIL-SH’s designated representative shall have the right to conduct on-site inspection and audit to ensure the authenticity and reasonability of the supporting documents mentioned above. The Supplier agrees to provide AIL-SH with adequate and effective assistance in such inspection and audit. AIL-SH is only responsible to pay the Supplier for the Subcontractor expense (if any) based on authentic supporting materials, and such Subcontractor expense shall be included in the price of Goods provided in relevant orders. If the Supplier provides false supporting materials or the supporting materials provided by the Supplier are not corresponding to the real dealings, and as a result, the Subcontractor expense actually paid by AIL-SH is beyond the actual amount, AIL-SH shall have the right to terminate this Agreement immediately, and recover the payment beyond the actual amount from the Supplier (in the case that the payment has been completed); the Supplier shall indemnify AIL-SH against any other losses incurred by AIL-SH for such reasons.

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9.	Quality Assurance and Warranty

9.1.

The Supplier warrants that all Goods furnished under this Agreement shall: (1) conform to AIL-SH’s drawings, specifications or other descriptions; (2) be free of defects caused by materials, designs and/or workmanship; (3) be new (not used or reconditioned), merchantable and suitable for the purpose intended. Quality assurance period of the Goods shall be [***] years from the Parties’ execution of the inspection and acceptance report of such Goods.

9.2.

Without prejudice to AIL-SH’s other rights against the Supplier, if the Goods do not conform to the terms and conditions of this Agreement (including the purchase order) or the above quality assurance, AIL-SH is entitled to:

(1)

within quality assurance period, at the Supplier’s cost: (i) reject and return the Goods to the Supplier and cancel the purchase order, and claim for the return of the purchase price, (ii) require the Supplier to replace the Goods, or (iii) require the Supplier to repair the Goods.

(2)

if AIL-SH requires to replace, repair the Goods, while the Supplier fails to finish the work required by AIL-SH to the reasonable satisfaction of AIL-SH, then AIL-SH may decide at its sole discretion to: (i) at the Supplier’s cost, replace, repair the defective Goods by itself or a third party engaged by AIL-SH; (ii) demand a reduction in the purchase price according to the degree of inferiority and impairment, and the amount of the losses incurred by AIL-SH ; or (iii) terminate or partially terminate this Agreement, require the Supplier to return the purchase price without assuming any liability.

(3)

repairs and replacements (as the case may be) themselves shall be subject to the foregoing obligations for a period of [***] years from the date of delivery, reinstallation or passing of the tests (if any) after repair or replacement.

9.3.

The Supplier shall indemnify, defend and hold AIL-SH harmless from and against any damage, loss, liability, cost and expenses (including reasonable attorney fee) caused directly or indirectly by the defective Goods.

9.4.

The foregoing quality assurance and warranties are in addition to all other quality assurance and warranties expressed or implied by law, or any warranties of additional scope given to AIL-SH by the Supplier. Neither the foregoing nor anything contained in this Agreement shall limit or impair any statutory or any other rights AIL-SH may have.

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10.	AIL-SH’s Property

10.1.	For the purpose of this Agreement, AIL-SH’s property shall include:

(1)	AIL-SH’s property and information, such as drawings, molds, samples, specifications, data and the like, furnished to the Supplier or its Subcontractor to perform this Agreement;

(2)

any designs, drawings, molds, tooling, technical data/information, materials, equipment and others that the Supplier makes or buys from others for the performance of this Agreement and charged to AIL-SH’s account shall become AIL-SH’s property immediately upon the manufacture or procurement.

10.2.	During the performance of this Agreement, the Supplier shall take the following responsibilities for AIL-SH’s property:

(1)	the Supplier shall use such property and information exclusively for the purpose of performing this Agreement, and shall not duplicate or disclose to others;

(2)

the Supplier shall properly keep, use and maintain AIL-SH’s property, and shall undertake the risk of damages to and loss of AIL-SH’s property regardless of whether having delivered AIL-SH’s property to any Subcontractor for use and keeping.

10.3.	Upon the full performance or termination of this Agreement,

(1)

if any of AIL-SH’s property has been delivered to the Subcontractor for use and keeping, the Supplier shall be responsible to take effective measures to retrieve such AIL-SH’s property from the Subcontractor;

(2)

within 30 days upon full performance of this Agreement or upon the termination hereof, all AIL-SH’s property shall be returned to AIL-SH in the same condition as received, allowing for reasonable wear and tear, except to the extent that such AIL-SH’s property has been incorporated into the Goods delivered or consumed in the performance of this Agreement.

10.4.

In the case of any losses incurred by AIL-SH’s property due to the Supplier’s failure to fulfill its obligations under this Article, AIL-SH shall be entitled to deduct relevant losses from any amount payable to the Supplier.

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11.	Confidentiality

11.1.

While performing this Agreement, each Party may receive or have access to information which is confidential or proprietary to the other Party or its Affiliates, including, but not limited to, financial, marketing, technical, engineering, design or other information. The receiving Party agrees that all information which it receives from the disclosing Party while performing this Agreement or which receiving Party or any of its personnel, agents or Subcontractor may have access to while performing this Agreement at disclosing Party’s facilities, regardless of whether it is marked as “confidential”, shall be regarded as “Confidential Information” of the disclosing Party and shall be kept strictly confidential in accordance with all of the terms and conditions of this Agreement. Such Confidential Information includes, but is not limited to: all information contained in the disclosing Party’s computer systems and all documents, drawings, data, technology, specifications, financial information, business plans and other information disclosed orally, in writing, or by any other media, to the receiving Party by the disclosing Party. The terms of this Agreement shall be regarded as confidential by the Parties.

In this Agreement, “Affiliate” means, with respect to any Party, any corporate, person or other entity that Controls or is Controlled by or is under common Control with such Party; “Control” means that a person/entity, directly or indirectly, has (i) the holding (direct or indirect) of or over 50% of the voting rights at another entity’s highest decision making authority; or (ii) the right to appoint the majority of the directors of another entity; or (iii) the ability to direct or cause the direction of the management or operation of another entity directly, whether through ownership of equity or shares with voting rights, contract or otherwise.

11.2.

Each Party agrees that it shall not disclose any Confidential Information of the other Party, except to those employees, agents or other third parties who need access to the information in order to perform this Agreement and who agree in writing to keep such information confidential or are otherwise bound by duties of confidentiality. Each Party agrees that it shall not use such Confidential Information for any purpose other than performing this Agreement. The Parties shall use the same degree of diligence and effort to protect the disclosing Party’s Confidential Information from disclosure to third parties as the receiving Party uses to protect its own confidential information, but in no event shall the receiving Party use less than reasonable and customary diligence and effort in protecting the disclosing Party’s Confidential Information.

11.3.

Upon termination of this Agreement, or at any time upon request of the disclosing Party, the receiving Party shall surrender to the disclosing Party all copies of the disclosing Party’s Confidential Information which are then in the receiving Party’s possession, and all memoranda, notes, records, drawings, manuals, software, and all other materials which are the property of the disclosing Party or which contain information which is proprietary to the disclosing Party. Other than one copy for archival or legal compliance purposes, the receiving Party shall not retain any copies of any Confidential Information of the disclosing Party.

11.4.	The obligations of confidentiality shall not apply if:

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(1)	the Confidential Information is, or becomes (other than through a breach of this Agreement) generally known to the public;

(2)	the Confidential Information was in the receiving Party’s possession prior to its disclosure by the disclosing Party, as demonstrated by the receiving Party’s written records;

(3)

the Confidential Information is developed independently by the receiving Party, without reliance on the information or materials provided by the disclosing Party, as demonstrated by the receiving Party’s written records;

(4)	the Confidential Information was rightfully received by the receiving Party without obligation of confidentiality from a third party, as demonstrated by the receiving Party’s written records;

(5)

disclosure is required by law or lawfully required by governmental authorities; in such case, to the extent permitted by law, the receiving Party shall give the disclosing Party prompt notice of the request for disclosure, cooperates with disclosing Party in obtaining a protective order or other remedies, and discloses only that portion of the Confidential Information which is required by law or lawfully required by governmental authorities to disclose.

12.	Data Processing

12.1.

Party B shall process the data disclosed by Party A to Party B related to this Agreement (including collection, access, acquisition, storage, use, processing, transmission, provision, disclosure and deletion, collectively as “Processing”) in accordance with the Cybersecurity Law (《网络安全法》), Data Security Law (《数据安全法》), Personal Information Protection Law (《个人信息保护法》), Several Provisions on Automotive Data Security Management (for Trail Implementation) （《汽车数据安全管理若干规定（试行）》）and other applicable laws, regulations and/or standards, and based on and in accordance with the instructions of Party A. Party B shall not process Party A’s data without Party A’s written consent or outside the scope of Party A’s authorization, and Party B shall not misuse Party A’s data. The <Data Processing Compliance Statement> (“Compliance Statement”, if any) signed by Party B specifies the rules and requirements that Party B shall follow for the data processing activities. The Compliance Statement, as the Appendix to this Agreement, constitutes an integral part of this Agreement.

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12.2.

If Party B needs to disclose data to Party A and/or authorize Party A to process such data, including, without limitation, the personal information of Party B’s employee(s), Party B shall ensure that its data disclosure to Party A and/or entrusting Party A to process data shall comply with the Cybersecurity Law (《网络安全法》), Data Security Law (《数据安全法》), Personal Information Protection Law (《个人信息保护法》) and other applicable laws, regulations and/or standards. Party B shall ensure that the source of data is legitimate and the data processing entrusted by Party B to Party A will not infringe on the legitimate rights and interests of any third party, Party B shall fulfill all applicable obligations, which include but not limited to: (i) if the data contains personal information, Party B shall ensure that it has obtained the consent of the personal information or other lawful basis involved for providing the personal information to Party A and allows Party A to process such personal information (including the purposes, methods of processing, etc.); and (ii) if the data involves trade secrets, intellectual property rights and other legitimate rights and interests of third parties, Party B shall ensure that it has obtained the lawful and valid authorization of the relevant third parties. Party A has the right to terminate this Agreement immediately and require Party B to compensate Party A for any and all damages (if any) incurred by Party B’s violation or Party B’s probable violation of this Article.

12.3.

Without limiting the generality of Article 17 of this Agreement, the Parties agree that Party B shall indemnify Party A against any and all losses as a result of Party B’s violation of this Article 12 (including but not limited to: (i) the compensation to the data subject or the other party in the legal proceedings claimed by such data subject or the other party against Party A; and (ii) the attorney fees, litigation and execution fees, etc. incurred in relevant civil and administrative procedures).

13.	Warranty of Rights

13.1.

The Supplier is not licensed or otherwise authorized to use the trademarks, trade names and logos (collectively the “Marks”) of AIL-SH or AIL-SH’s affiliates. The license of use of any Mark by the Supplier, if any, shall be subject to separate license agreements to be entered into by and between the Parties.

13.2.	The Supplier shall ensure that each of the Goods provided by the Supplier in accordance with the plans agreed between the Parties, shall:

(1)	not infringe the intellectual property rights or ownership or other lawful rights or interests of any third party; and

(2)	not violate any applicable laws or regulations.

13.3.

The Supplier shall indemnify, defend and hold AIL-SH, AIL-SH’s Affiliates and their respective personnel (the “AIL-SH Indemnified Parties”) harmless from and against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) suffered or incurred by AIL-SH Indemnified Parties arising out of or in connection with any third-party claims or any action, adjudication or decision taken against AIL-SH Indemnified Parties by any regulatory body, in each case directly or indirectly arising (in whole or in part) out of any breach by the Supplier of Article 13.2.

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14.	Compliance with Applicable Laws

14.1.

Within the scope of the framework of the business transactions with AIL-SH, the Supplier is obligated not to engage in any fraud, embezzlement, insolvency crimes, violation of competition law, grant of illegitimate benefit, offering or accepting bribes or other illegal or criminal acts of corruption, and to resist any other act of corruption of the Supplier’s employees, authorized parties, or other third parties acting on behalf of the Supplier.

14.2.

The Supplier shall ensure that, neither itself nor any of its Affiliates has given, offered or authorized or approved others to give, offer or authorize, directly or indirectly, any payment, gift, promise or other benefits, whether directly or through any other persons or entities, with the intention to:

(1)

exert influence on the act of any government official in his official capacity, to assist the Supplier or any other person in obtaining or maintaining business or business advantages, or granting business to any third parties;

(2)	secure any improper advantage;

(3)

induce any government official to use his influence to affect or influence any action, inaction or decision of any government authority, to assist the Supplier or any other persons in obtaining or maintaining business, or granting business to any third parties; or

(4)

offer illegal personal gains or benefits of monetary or other value to any government official, or in other manner bribe any person or make other illegal payment, no matter in form of money, property or services, to obtain or maintain business or seek improper advantages.

14.3.

If the Supplier violates the provision in this Article 14, AIL-SH shall be entitled to immediately exit or cancel any ongoing transaction with the Supplier and cancel all negotiations, shall be entitled to terminate any signed contract with the Supplier without any condition (or any liability), AIL-SH may also permanently remove the Supplier from consideration as a potential supplier to AIL-SH.

15.	No Promotion

15.1.

Under this Agreement, unless with AIL-SH’s prior written approval or required to perform the obligations hereunder, the Supplier shall not use AIL-SH’s company name or any variation thereof in any advertising, publicity or promotion, shall not by any means promote the transaction relationship between the Parties, and shall not use any trademark, trade name, trade dress or other mark or symbol in which AIL-SH or any of its Affiliates have interest.

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16.	Force Majeure

16.1.

The Party affected by a Force Majeure Event shall not be fully or partially responsible for its failure or delay to perform any obligation required under this Agreement as a result of any Force Majeure Event. “Force Majeure Event” means an event that is unforeseeable, unavoidable and insurmountable objective condition. Such events may include, but without limitation to, fire, flood, lightning, typhoon, earthquake or other nature disasters, explosions, war, riot, civil commotion, or government action. The Party affected by a Force Majeure Event shall promptly notify the other Party to mitigate the potential losses possibly incurred by the other Party and shall provide proof within 15 business days after the occurrence of the Force Majeure Event. The Parties specifically agree that strikes and labor disputes occurred to the Party whose performance is prevented or interfered with shall not be included in Force Majeure Events.

16.2.

Each Party may terminate this Agreement in part or in whole without incurring any liability when the other Party is delayed or prevented from performing its obligation under this Agreement for more than 30 days due to a Force Majeure Event.

17.	Liability of Default and Indemnity

17.1.

Upon the occurrence of any event of default or other violation of any obligation, liability, representation or warranty hereunder to either Party, unless otherwise provided herein, the other Party shall be entitled to take one or more of the following measures:

(1)	requiring the Defaulting Party to continue the performance of this Agreement;

(2)	requiring the Defaulting Party to take proper remedies;

(3)	suspending the payment of relevant fees;

(4)	requiring the Defaulting Party to indemnify the non-defaulting Party for all losses.

17.2.

With regard to any personnel injury and property losses (including but not limited to third party claims) arising out of or relating to the performance of obligations hereunder by the Supplier, its agents, employees or Subcontractor, the Supplier shall take sole responsibility. If any damages incurred by AIL-SH, its management personnel, directors, employees or Affiliates due to such causes, the Supplier shall also indemnify for all losses.

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18.	Termination of Contract

18.1.	AIL-SH shall be entitled to terminate this Agreement, for any reason or without any cause, upon twenty (20) days prior written notice to Party B.

18.2.

Upon occurrence of any of the following events to a Party (the “Defaulting Party”), the other Party may unilaterally terminate this Agreement by a written notice to such Defaulting Party with immediate effect:

(1)

The Defaulting Party fails to comply with any of the obligations, terms and conditions of this Agreement, and such failure is not cured within fifteen (15) days after it has received a written notice from the other Party;

(2)

The Supplier or its Subcontractor breaches this Agreement or violate provisions of laws (including, but not limited to, the case where any representation or warranty made by the Supplier in this Agreement is incorrect in any material respect when made), and causes AIL-SH to reasonably believe that the cooperation is unable to continue, after considering all the circumstances and benefits of both Parties; or

(3)

The Defaulting Party becomes insolvent or bankrupt, or is subject to the proceedings for liquidation or dissolution, or becomes unable to pay its debts as they become due or is dissolved in accordance with applicable laws.

18.3.	Upon early termination or cancellation of this Agreement for any reason, the Parties shall comply with the following provisions:

(1)

the Supplier shall refund AIL-SH with any fees or amount paid by AIL-SH (upon AIL-SH’s confirmation, the Supplier may deduct the corresponding price of the Goods provided by the Supplier or the reasonable costs incurred by the Goods provided by the Supplier, , except for fundamental breach by the Supplier) within 15 days after the termination or cancellation of this Agreement. The fundamental breach includes, but not limited to, the Supplier’s fundamental inability to provide the Goods under this Agreement or the Supplier’s representations and warranties in this Agreement were materially untrue at the time the Supplier made.

(2)

the Supplier shall no longer carry out any activity in the name of providing Goods for AIL-SH, and shall actively cooperate in the subsequent matters after the termination hereof, shall return to AIL-SH or submit to any party designated by AIL-SH, within 30 days after termination, all the articles, materials and others which are under implementation or control of the Supplier, belong to AIL-SH, or are transferred to the Subcontractor through the Supplier, as well as all materials relating to the content of the Goods.

18.4.	Articles 9, 10, 11, 12, 13, 15, 17, 18, 19 and 20 shall not be affected by the termination of this Agreement and remain in effect.

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19.	Governing Law and Dispute Resolutions

19.1.

The validity, interpretation and construction of this Agreement, and all other matters related to this Agreement, shall be governed and interpreted by laws of the People’s Republic of China (for the purpose of this Agreement, excluding laws of Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan, “China”, “PRC” or “the People’s Republic of China”).

19.2.

Any dispute, controversy or difference which may arise between the Parties out of, in relation to or in connection with this Agreement, or any breach thereof shall be submitted to Shanghai International Economic and Trade Arbitration Commission (the “SHIAC”) and finally settled in arbitration at Shanghai under its arbitration rules then in effect. Such arbitration shall be conducted in Chinese. Each Party hereto shall be bound by the arbitration award rendered. During the course of any dispute and arbitration proceedings, the Parties shall respectively continue to perform all the other rights and obligations hereunder except for those matters which are the subject of any dispute.

20.	Notice

20.1.

Any notices, requests, demands, claims and other communications hereunder shall be in writing in the Chinese language and shall be delivered by hand, facsimile, internationally recognized overnight courier, registered mail (return receipt requested, postage prepaid) or email, to the Parties at the legal addresses or at such address of a Party as specified by it by a notice sent in accordance with this Article.

20.2.	The contact information of both Parties is as follows:

AIL-SH:	Alliance Automotive Research & Development (Shanghai) Co., Ltd.

Mailing Address:

Addressee:	*****

Tel:	*****

Fax:	*****

E-mail:	*****

The Supplier:	Guangzhou Weride Technology Co., Ltd.

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Mailing Address:

Addressee:	*****

Tel:	*****

Fax:	*****

E-mail:	*****

20.3.

All such notices and other communications shall be deemed to have been received: (1) in the case of delivery by hand, on the date of such delivery; (2) in the case of mailing and overnight mail, on the date of receipt; and (3) in the case of facsimile transmission, when confirmed by a facsimile machine report; and (4) in the case of email, on the date of the corresponding email reaching to receiving party’s email server, provided that the Party sending the notice shall deliver a copy of the notice in any of the other three ways mentioned above immediately (not later than the third business day) after sending the email.

21.	Miscellaneous

21.1.

Term of Validity. This Agreement shall become effective upon the execution of the Parties, on the Effective Date specified in the beginning hereof, and shall remain effective until the date of full performance of all the rights and obligations hereunder.

21.2.

Entire Agreement/Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior expressions, whether written or oral. This Agreement shall not be altered or modified unless in writing signed by both Parties.

21.3.

Waiver. Upon a Party’s breach or default hereunder, the other Party’s failure, whether single or repeated, to exercise a right hereunder shall not be deemed to be a waiver of that right as to any future breach or default.

21.4.

Severability. If any of the provisions of this Agreement are held by a judicial institute of competent jurisdiction to be unenforceable or invalid, then such provisions shall be ineffective to the extent of such ruling. All remaining provisions of this Agreement shall remain in full force and effect.

21.5.

Headings and Interpretation. The headings contained herein are for reference only and shall not be considered substantive parts of this Agreement. The use of the singular or plural shall include the other form.

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21.6.

No Assignment. Neither Party may assign this Agreement or delegate its duties hereunder without the prior written consent of the other Party; provided that AIL-SH may assign this Agreement to its Affiliates upon written notice to the Supplier. The provision shall be binding upon the Parties, their successors and permitted assigns.

21.7.	Originals: This Agreement shall be executed in four originals, each Party shall take two originals, and each original shall have equal legal effect.

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